EXHIBIT 11

                       SYNAPTIC PHARMACEUTICAL CORPORATION


                        Computation of Net Loss Per Share



                                                Year Ended December 31,
Primary                                   1996           1995           1994
-----------------------------------   -----------    -----------    -----------
Weighted average common shares
outstanding                             7,577,610        680,824        336,976

Shares sold within 12 months of
initial registration statement
filing, considered outstanding for
periods prior to the initial public
offering,  based on the treasury
stock method and the initial
public offering price                        --            2,619          7,454

Shares underlying options granted
within 12 months of initial
registration statement filing,
considered outstanding for all
periods  prior to the  initial
public  offering,  based on the
treasury stock method and the
initial public offering price                --           23,651         31,535
                                      -----------    -----------    -----------
Shares used in computation
of net loss per share                   7,577,610        707,094        375,965
                                      ===========    ===========    ===========
Net loss                              ($2,633,055)   ($3,367,351)   ($5,526,721)
                                      ===========    ===========    ===========
Net loss per share                         ($0.35)        ($4.76)       ($14.70)
                                      ===========    ===========    ===========



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                       SYNAPTIC PHARMACEUTICAL CORPORATION

                        Computation of Net Loss Per Share


                                                Year Ended December 31,
Fully Diluted                             1996           1995           1994
-----------------------------------   -----------    -----------    -----------
Weighted average common shares
outstanding                             7,577,610        680,824        336,976

Weighted average common stock
options outstanding considered
exercised, based on the treasury
stock method                              297,361        268,715        258,044

Weighted average 1993 Warrants
outstanding considered exercised,
based on the treasury stock method         50,775          1,046         24,738

Weighted average 1990 Warrants
outstanding considered exercised,
based on the treasury stock method           --           55,089         51,816

Shares sold within 12 months of
initial registration statement
filing, considered outstanding for
periods prior to the initial public
offering, based on the treasury
stock method and the initial public
offering price                               --            2,619          7,454

Options granted within 12 months of
initial registration  statement
filing,  considered outstanding for
all periods prior to the  initial
public  offering,  based on the
treasury  stock method and the
initial public offering price                --           23,651         31,535

Weighted average convertible
preferred stock outstanding,
as if converted:
    Series 1                                 --        1,207,735      1,260,214
    Series 2                                 --        1,157,521      1,207,848
    Series 3                                 --        1,844,383      1,924,574
    Series 4                                 --          513,394        223,215
                                      -----------    -----------    -----------
Shares used in computation of
 net loss per share                     7,925,746      5,754,977      5,326,414
                                      ===========    ===========    ===========
Net loss                              ($2,633,055)   ($3,367,351)   ($5,526,721)
                                      ===========    ===========    ===========
Net loss per share                         ($0.33)        ($0.59)        ($1.04)
                                      ===========    ===========    ===========



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